MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) residential mortgage-backed securities issued on or after January 1, 2006, as listed in Appendix A, for which the Company provides the following servicing functions:

•
paying agent, securities administration and trustee; or
•
securities administration and paying agent; or
•
paying agent and trustee; or
•
paying agent

The Platform also includes the transactions listed in Appendix B for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements. Additionally, for certain transactions included in the Platform, the Company began providing additional servicing activities on behalf of the party appointed as Trust Administrator per the transaction agreements as of the effective dates set forth in Appendix C.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii)-1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xiv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors. Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements. With respect to servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2024 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period: Twelve months ended December 31, 2024 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

•
The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
•
The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
•
Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.
	By:	/s/ James Maitland
	Its:	Managing Director

Dated: February 28, 2025

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

Deal Name	Deal Name	Deal Name
SASCO BNC 07-3	SASCO Lehman XS 2006-17	SEMT 2021-5
SEMT 2018-6	CMS 07-9 REMIC pass-thru	CitiMtge Alt Ln Tr07-A7 SrSub
CMLTI 2006-AMC1	SEMT2013-9	SEMT 2017-1
SEMT 2021-7	SEMT 2024-2	SEMT 2013-3
SEMT 2020-1	PHH Mtge 2007-4 RMBS	SEMT 2017-6
SASCO Lehman XS 2006-5	SEMT 2021-08	SEMT 2024-08
CMSI 2008-2	PHH Mtge 2006-4 RMBS	SEMT 2021-6
CitiMtge Alt Ln Tr06-A7 Sr Su	CMS 07-1 Sr and Sub REMIC PTC	CitiMtge Alt Ln Tr 07-A5 REMI
CMS 07-3 REMIC PTC	CMSI Mtge PasThru Cert 08-1	CMLTI 07-AHL3
SEMT 2019-4	CMS 07-4 REMIC pass-thru	CMLTI 2006-WFHE1
SEMT 2023-01	PHH Mtge 2007-2 RMBS	SEMT 2018-7
Citi Resi Mtge Sec 07-2 REMIC	LMT 2006-3	SEMT 2021-3
SEMT 2015-3	SEMT 2024-INV1	CMSCMS . REMIC 07-5
BAFC 2007-6	CMLTI 2007-AR8	SASCO Mtge pass-thru06-S3
Citi Resi Mtge Sec REMIC 06-2	CMS 07-6 Sr and Sub REMIC PTC	CMLTI06-AR3 Mtge pass-thru
CMLTI 2006-NC1	CMLTI 2006-WFHE4	SEMT 2018-CH3
CitiMtge Alt Ln Tr07-A2 REMIC	HALO 07-1	CSMC 2012-9
SEMT 2024-5	SEMT 2017-CH1	SEMT 2020-2
SEMT 2013-7	CMLTI06-AR2 MBCerts	SEMT 2023-2
CMALT 2006-A5	WAMU 2007-HE4	PHH Mtge 2007-6 RMBS
LMT 2006-1	SEMT 2024-6	CMLTI 2007-AHL2
CMLTI 2006-WMC1	CMLTI 2006-NC2	Citi RMtge Sec REMIC 06-1
SEMT 2024-4	SEMT 2018-5	SEMT 2019-CH2
CMALT 2006-A2	SEMT 2018-1	SEMT 2017-3
PHH Mtge 2007-3 RMBS	CMLTI 2006-AR1	SEMT 2019-2
SEMT 2019-CH3	SEMT 2023-05	CMSREMIC pass-thru06-6
SEMT 2024-9	PMT 2013-J1	AHMA 2006-3
WAMU 2007-HE2	SASCO Lehman XS 2006-9	CMLTI 2007-AMC1
CMLTI07-AR1 Mtge pass-thru	CMLTI 2008-2	CMLTI06-AR7 Mtge pass-thru
CMLTI 2007-WFHE3	CMLTI 2007-AR4	PHH Mtge 2006-2 RMBS
SEMT 2018-4	SEMT 2013-10	Citi Resid Mtge Sec06-3 REMIC
CitiMtge Alt Ln Tr REMIC 07A3	SEMT 2021-9	SEMT 2014-1
PHH Mtge 2006-3 RMBS	CitiMtge Alt Ln Tr07-A4 SrSub	CMLTI 2006-WFHE3
SEMT 2013-6	CMLTI 2007-AHL1	WAMU 2007-HE3
SEMT 2017-4	CMSREMIC pass-thru06-1	CMS06-5 REMIC pass-thru
SEMT 2024-01	SEMT 2023-03	SASCO Mtge pass-thru,06-S2
SEMT 2018-2	SEMT 2024-07	Citi Resi Mtge Sec,07-1 REMIC
CMS 06-7 REMIC PTC	SEMT 2015-1	CMS 07-8 REMIC PTC
SEMT 2024-10	CMLTI 2006-WFHE2	CMLTI07-6, Mtge pass-thru
SEMT 2015-4	SEMT 2016-1	SEMT 2020-3
HALO 2007-WF1	SASCO Mtge pass-thru,06-3H	SEMT 2012-6
PHH Mtge 2006-1 RMBS	CMSCMSI 06-2 REMIC pass-thru	SASCO Mtge pass-thru,06-S4
CitiMtge Alt Ln Tr07-A1 SrSub	CMLTI 2007-WFHE2	AHMA 2006-4
CMLTI 2006-HE1	HALO 2007-AR1	SEMT 2023-04
CMLTI 2007-AMC3	CMS 07-2 REMIC PTC	HASCO 06-HE2 HSI Asset 06-HE2
CMLTI 2006-WF1	SEMT 2014-4	SEMT 2017-5
CitiMtge Alt Ln Tr07-A6	CMLTI07-AR7 Mtge pass-thru	SEMT 2022-01
CMLTI 2006-HE3	SEMT 2020-4	SEMT 2019-3
SEMT 2013-11	CMLTI 2006-AR9	SEMT 2021-2
SEMT 2021-1	CMLTI 2007-10	SEMT 2018-CH4

CMLTI-07-2 Mtge Pass Thru CRT	SEMT 2015-2	SEMT 2024-3
SEMT 2021-4	CMLTI06-AR6 Mtge Pass-ThruCRT	SEMT 2018-CH2
SEMT 2013-2	PHH Mtge 2007-5 RMBS	SEMT 2017-2
CMS 06-4 REMIC PTC	CMALT 2006-A3	SASCO Lehman XS 2006-7
CMSREMIC pass-thru,06-3	SEMT 2019-5	CMLTI06-4 Mtge pass-thru
CMLT 2006-A1	SEMT 2017-7	CitiMtge Alt Ln Tr07-A8 SrSub
SEMT 2024-HYB1	CMLTI 2007-WFHE1	SEMT 2018-CH1
CMALT 2006-A4	CMLTI06-AR5 Mtge pass-thru	HASCO07-OPT1 Mtge pass-thru
SEMT 2016-3	SEMT 2019-CH1	CMS 07-7 REMIC pass-thru
SEMT 2020-MC1	SASCO Lehman XS 07-11	CMLTI 2007-WFHE4
SASCO Lehman XS 2006-13	CMLTI 2006-WF2	SEMT 2020-5
SEMT 2018-3	SEMT 2017-CH2	HALO 2006-2
CitiMtge Alt Ln Tr06-A6 Sr sb	SEMT 2013-4	PHH Mtge 2007-1 RMBS
SEMT 2013-8	SEMT 2016-2	LMT 2006-4
CMLTI 2006-HE2	CMLTI 2007-AR5

Appendix B

Mortgage-backed Transactions and Securities Constituting the Platform1

Deal Name
RALI06QH1
RALI06QO1
RALI06QO10
RALI06QO2
RALI06QO3
RALI06QO4
RALI06QO5
RALI06QO6
RALI06QO7
RALI06QO8
RALI06QO9
RALI07QH1
RALI07QH2
RALI07QH3
RALI07QH4
RALI07QH5
RALI07QH6
RALI07QH7
RALI07QH8
RALI07QH9
RALI07QO1
RALI07QO2
RALI07QO3
RALI07QO4
RALI07QO5

1 The transactions listed consist of certain transactions for which the Company is not a party to the transaction agreements, but for which securities administration servicing functions have been outsourced to the Company by a party to the transaction agreements with respect to servicing criteria 1122(d)(1)(v), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(i)(D), as well as 1122(d)(3)(ii), but only as it relates to the allocation of amounts due to investors in accordance with the distribution priority and other terms set forth in the transaction agreements.

Appendix C

Mortgage-backed Transactions and Securities Constituting the Platform2

Deal Name	Effective date	Deal Name	Effective date
CMLTI06-AR2 MBCerts	10/25/2021	CitiMtge Alt Ln Tr 07-A5 REMI	8/26/2022
CMLTI06-AR6 Mtge Pass-ThruCRT	10/25/2021	CitiMtge Alt Ln Tr07-A6	8/26/2022
CMLTI06-AR7 Mtge pass-thru	10/25/2021	CitiMtge Alt Ln Tr07-A8 SrSub	8/26/2022
CMLTI07-AR1 Mtge pass-thru	10/25/2021	CMSCMSI 06-2 REMIC pass-thru	9/26/2022
CMLTI07-AR7 Mtge pass-thru	10/25/2021	CMS06-5 REMIC pass-thru	9/26/2022
CMLTI06-AR3 Mtge pass-thru	11/26/2021	CMS 06-7 REMIC PTC	9/26/2022
CMLTI06-4 Mtge pass-thru	11/26/2021	CMS 07-1 Sr and Sub REMIC PTC	9/26/2022
CMLTI06-AR5 Mtge pass-thru	11/26/2021	CMS 07-2 REMIC PTC	9/26/2022
CMLTI07-6, Mtge pass-thru	11/26/2021	CMS 07-3 REMIC PTC	9/26/2022
CMLTI 2007-10	11/26/2021	CMS 07-4 REMIC pass-thru	9/26/2022
CMLTI 2006-AR1	12/27/2021	CMSCMS . REMIC 07-5	9/26/2022
CMLTI 2006-AR9	12/27/2021	CMS 07-6 Sr and Sub REMIC PTC	9/26/2022
CMLTI 2007-AR4	12/27/2021	CMS 07-9 REMIC pass-thru	9/26/2022
CMLTI 2007-AR5	12/27/2021	CMSI Mtge PasThru Cert 08-1	9/26/2022
CMLTI 2007-AR8	12/27/2021	CMSI 2008-2	9/26/2022
CMLTI 2008-2	12/27/2021	CitiMtge Alt Ln Tr07-A7 SrSub	10/25/2022
CMLTI-07-2 Mtge Pass Thru CRT	1/25/2022	CMS 07-8 REMIC PTC	11/25/2022
CMLT 2006-A1	8/26/2022	CMSREMIC pass-thru,06-3	12/27/2022
CitiMtge Alt Ln Tr 06A2 REMIC	8/26/2022	CMS 07-7 REMIC pass-thru	12/27/2022
CitiMtge Alt Ln Tr 06-A3	8/26/2022	CMSREMIC pass-thru06-1	1/25/2023
CitiMtge Alt Ln Tr 06-A4-Remi	8/26/2022	CMS 06-4 REMIC PTC	1/25/2023
CitiMtge Alt Ln Tr06-A5 REMIC	8/26/2022	CMSREMIC pass-thru06-6	1/25/2023
CitiMtge Alt Ln Tr06-A6 Sr sb	8/26/2022	Citi RMtge Sec REMIC 06-1	1/25/2023
CitiMtge Alt Ln Tr06-A7 Sr Su	8/26/2022	Citi Resi Mtge Sec REMIC 06-2	1/25/2023
CitiMtge Alt Ln Tr07-A1 SrSub	8/26/2022	Citi Resid Mtge Sec06-3 REMIC	1/25/2023
CitiMtge Alt Ln Tr07-A2 REMIC	8/26/2022	Citi Resi Mtge Sec,07-1 REMIC	1/25/2023
CitiMtge Alt Ln Tr REMIC 07A3	8/26/2022	Citi Resi Mtge Sec 07-2 REMIC	1/25/2023
CitiMtge Alt Ln Tr07-A4 SrSub	8/26/2022

2 As of the effective dates listed above, the Company began providing servicing activities on behalf of the party appointed as Trust Administrator per the transaction agreements with respect to servicing criteria 1122(d)(1)(v), 1122(d)(3)(i)(B), 1122(d)(3)(i)(D) and 1122(d)(3)(ii). Prior to the effective dates listed above, servicing criterion 1122(d)(3)(ii) was applicable to the Company for the transactions listed above solely with respect to remittances. Beginning on the effective dates listed above, servicing criterion 1122(d)(3)(ii) is applicable to the Company in its entirety for the transactions listed above.